[Aetna Logo]                                           Aetna Inc.
[Aetna Letterhead]                                     151 Farmington Avenue
                                                       Hartford, CT  06156-8975

                                                       JULIE E. ROCKMORE
                                                       Counsel
                                                       AFS Law, TS31
                                                       (860) 273-4686
                                                       Fax:  (860) 273-0385


November 30, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention:  Filing Desk

RE: AETNA LIFE INSURANCE AND ANNUITY COMPANY AND ITS VARIABLE ANNUITY ACCOUNT B PRE-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM N-4

       FILE NOS.:  333-49176 AND 811-2512

Gentlemen:

The undersigned serves as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I or those for whom I have supervisory responsibility, have reviewed the N-4 Registration Statement, as amended to the date hereof, and this Pre-Effective Amendment No. 1. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Julie E. Rockmore

Julie E. Rockmore
Counsel